UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 11, 2022

MANITEX INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	001-32401	42-1628978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 Industrial Drive, Bridgeview, Illinois 60455

(Address of Principal Executive Offices) (Zip Code)

(708) 430-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MNTX	The NASDAQ Stock Market LLC
Preferred Share Purchase Rights	N/A	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Acquisition of Rabern Rentals

On April 11, 2022, Manitex International, Inc. (the “Company”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”), with Rabern Rentals, LLC (“Rabern”) and Steven Berner. Pursuant to the Purchase Agreement, the Company acquired a 70% membership interest in Rabern for a purchase price of $25.9 million in cash (the “Transaction”), subject to the various adjustments, escrows and other provisions of the Purchase Agreement. The Purchase Agreement contains customary representations, warranties, covenants and indemnities for a transaction of this type. A total of $5 million of the purchase price will be held in escrow for various purposes, as described in the Purchase Agreement. Rabern is a construction equipment rental provider primarily servicing Northern Texas, which was established in 1984. Steven Berner, the president and founder of Rabern, will retain a 30% ownership interest and continue to run the operation as a stand-alone division of the Company.

Immediately following the closing of the Transaction, each of the Company and Berner contributed all of their respective membership interests in Rabern to Rabern Holdco, Inc., a newly formed Delaware corporation (“Holdco”), in exchange for Holdco common stock, such that Holdco now owns a 99% interest in Rabern, and Rabern, Inc., a Texas corporation controlled by Berner owns the remaining 1%.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

Amarillo National Bank Financing

On April 11, 2022, the Company entered into a Commercial Credit Agreement (the “Credit Agreement”), by and among the Company, the Company’s domestic subsidiaries and Amarillo National Bank. The Credit Agreement provides for a $40,000,000 revolving credit facility that matures on April 11, 2024, a $30,000,000 revolving credit facility that matures on April 11, 2024, and a $15,000,000 term loan that matures on October 11, 2029. Borrowings under the revolving credit facilities and the term loan bear interest at a floating rate equal to the Prime Rate (as defined in the applicable Note (as defined in the Credit Agreement)) plus 0.5%. The revolving credit facilities require monthly interest payments with the full principal balance coming due at maturity, and the $30,000,000 revolving credit facility alone requires quarterly payments in the amount of 3% of the outstanding balance thereunder on a quarterly basis beginning on January 1, 2023. The term loan requires monthly interest payments with quarterly amortization payments beginning on November 11, 2022, and the remaining principal balance coming due at maturity. The unused balance of the revolving credit facilities incurs a 0.125% fee that is payable semi-annually.

The Credit Agreement requires the Borrower (as defined in Section 7.1 of the Credit Agreement and including the Company) to maintain a Debt Service Coverage Ratio (as defined in the Credit Agreement) of at least 1.25:1.00 measured on the last day of each calendar quarter, beginning June 30, 2022, and each measurement will be based on a rolling 12-month basis. The Credit Agreement also requires the Borrower (as defined in Section 7.2 of the Credit Agreement and including the Company) to maintain a Net Worth (as defined in the Credit Agreement) of at least $80,000,000 measured as of the last day of each calendar quarter, beginning June 30, 2022.

Indebtedness under the Credit Agreement is secured by a lien on substantially all assets of the Company and its domestic subsidiaries. The Credit Agreement contains certain customary representations and warranties, affirmative and negative covenants and events of default.

The proceeds of the initial borrowings under the Credit Agreement will be used to fund a portion of the transactions contemplated by the Purchase Agreement and to refinance certain existing indebtedness of the Company as described below.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the closing of the Transaction and the entry by the Company into the Credit Agreement, on April 11, 2022, the Company repaid in full all outstanding indebtedness and other amounts outstanding and terminated all commitments and obligations under that certain Loan and Security Agreement, dated as of July 20, 2016, as amended (the “Loan Agreement”), by and among the Company, Manitex Inc., Manitex Sabre, Inc., Badger Equipment Company, Crane and Machinery, Inc., Crane and Machinery Leasing, Inc., Manitex, LLC, and CIBC Bank USA (f/k/a The PrivateBank and Trust Company) and the lenders party thereto. The Company’s payment to the lenders was approximately $12.8 million, which satisfies all of the Company’s debt obligations under the Loan Agreement. The Company was not required to pay any pre-payment premiums as a result of the repayment of indebtedness under the Loan Agreement. In connection with the repayment of such outstanding indebtedness by the Company, all security interests, mortgages, liens and encumbrances granted to the lenders under the Loan Agreement were terminated and released.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosure in Item 1.01 of this Current Report on Form 8-K under the heading “Acquisition of Rabern Rentals” is incorporated into this Item 2.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Current Report on Form 8-K under the heading “Amarillo National Bank Financing” is incorporated into this Item 2.03 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of J. Michael Coffey

On April 11, 2022, the Company appointed J. Michael Coffey as Chief Executive Officer of the Company, effective as of April 11, 2022.

Mr. Coffey, age 51, has served as Managing Director of Resurgence Advisory, LLC, a consulting firm, since 2021. Prior to that, he served as Chief Operating Officer of H-E Parts International from 2009 until 2018, and then as Chief Executive Officer from 2018 until 2021. There are no arrangements or understandings required to be disclosed pursuant to Item 401(b) of Regulation S-K or family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K. Similarly, there are no transactions with related persons required to be disclosed pursuant to Item 404(a) of Regulation S-K involving Mr. Coffey.

In connection with his appointment as Chief Executive Officer of the Company, Mr. Coffey entered into an employment agreement with the Company effective as of April 11, 2022 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Coffey will serve as Chief Executive Officer of the Company for a term commencing on April 11, 2022 and continuing until the Employment Agreement is terminated by either the Company or Mr. Coffey. Mr. Coffey’s employment will be at will, and the Employment Agreement may be terminated by either party at any time, with or without cause.

Mr. Coffey will receive an annual base salary of $400,000, which will be reviewed annually by the Compensation Committee of the Company’s board of directors (the “Board”), and will be eligible to receive annual cash incentives with an annual target bonus of 200% of his base salary, with 50% of the target bonus for 2022 guaranteed. In connection with his appointment, he will be granted (i) 100,000 restricted stock units with time-based vesting, (ii) 100,000 restricted stock units that vest upon a change of control under certain circumstances, (iii) up to 490,000 restricted stock units that would vest upon the attainment of certain Company stock price improvement milestones, and (iv) 100,000 options to purchase Company common stock. These grants will be made as an employment inducement award pursuant to NASDAQ Listing Rule 5635(c)(4). Mr. Coffey will also be entitled to employee benefits that the Company provides to employees generally, including medical benefits, participation in retirement plans and paid vacation time.

If the Employment Agreement is terminated by the Company without “cause,” by Mr. Coffey for “good reason” or due to his “permanent disability” (in each case as defined in the Employment Agreement), Mr. Coffey will be entitled to a severance payment of one year’s salary plus continued health plan coverage and the payment of then vested or unvested Company equity incentive awards. Receipt of any severance will be conditioned on the execution of a full release of all claims against the Company and related persons and compliance by Mr. Coffey with a non-disparagement provision. If he is terminated for cause or if he resigns, Mr. Coffey is entitled to no severance payment, but will receive the value of any accrued and unpaid salary, earned but unpaid bonus and accrued but unused vacation.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Transition of Steve Filipov

In connection with Mr. Coffey’s appointment as Chief Executive Officer, the Company announced that Steve Filipov, who has served as the Company’s Chief Executive Officer since September 2019, will transition into the role of Special Advisor to the Company, effective as of April 11, 2022. Mr. Filipov is expected to transition off of the Board in connection with Mr. Coffey’s expected election to the Board.

Item 7.01	Regulation FD Disclosure.

On April 11, 2022, the Company issued a press release regarding the Rabern acquisition, the new financing arrangement with Amarillo National Bank and Mr. Coffey’s appointment as Chief Executive Officer. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference to this Item 7.01.

The information set forth in this Item 7.01 including the information set forth in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The Company may, in some cases, use terms such as “predicts,” “forecasts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Examples of forward-looking statements contained in this Current Report on Form 8-K include, among others, statements regarding the Restructuring, including the expected expenses to be incurred therewith. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results, performance, or achievements to differ materially from the Company’s current expectations. If the underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of the Company. A further list and descriptions of these risks, uncertainties and other factors can be found in the Company’s most recently filed Quarterly Report on Form 10-Q and in the Company’s subsequent filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and the Company undertakes no obligation to revise or update such statements to reflect the occurrence of events or circumstances after the date hereof.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The financial statements required by this item are not being filed herewith. To the extent such information is required by this item, it will be filed with the Securities and Exchange Commission (the “SEC”) by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required by this item is not being filed herewith. To the extent such information is required by this item, it will be filed with the SEC by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description

2.1	Membership Interest Purchase Agreement, dated as of April 11, 2022, by and among Rabern Rentals, LLC, a Delaware limited liability company, Steven Berner and Manitex International, Inc., a Michigan corporation.*

10.1	Commercial Credit Agreement, dated as of April 11, 2022, by and among Manitex International, Inc., Manitex, Inc., Manitex, LLC, Crane and Machinery, Inc., Crane and Machinery Leasing, Inc., Manitex Sabre Inc., Badger Equipment Company, Rabern Holdco, Inc. and Rabern Rentals, LLC, and Amarillo National Bank.*

10.2	Employment Agreement, effective as of April 11, 2022, between Manitex International, Inc. and J. Michael Coffey.

99.1	Press Release dated April 11, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

The Company has omitted certain schedules and similar attachments to such agreements pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish a copy of such omitted documents to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANITEX INTERNATIONAL, INC.

By:	/s/ Joseph Doolan
Name:	Joseph Doolan
Title:	Chief Financial Officer

Date: April 13, 2022